Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
I, Kalani Reelitz, Chief Financial Officer of Compass, Inc. (the “Company”), certify pursuant to 18 U.S.C. Section 1350 that, to my knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2023

/s/ Kalani Reelitz
Kalani Reelitz
Chief Financial Officer